Exhibit 15.1
[Ernst & Young Letterhead]
November 7, 2005
The Trustee
Williams Coal Seam Gas Royalty Trust
We are aware of the incorporation by reference in the Registration Statement (Form S-3 No. 333-70394-01) of the Williams Coal Seam Gas Royalty Trust for the registration of 3,568,791 trust units of beneficial interest, of our report dated November 7, 2005 relating to the unaudited condensed interim financial statements of the Williams Coal Seam Gas Royalty Trust that are included in its Form 10-Q for the quarter ended September 30, 2005.
Very truly yours,
/s/ Ernst & Young LLP

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